CONSENT OF INDEPENDENT AUDITOR


I hereby consent to the reference to my firm under the caption "Experts" and to the use of my reports dated January 24, 1996, relating to the financial statements of Sports Marketing and Television International, Inc. and March 7, 1996, relating to the financial statements of Athletes and Artists, Inc.
in the Registration Statement (Form SB-2) and related Prospectus of The Marquee Group, Inc. for the registration of shares of its common stock.


New York, New York


                                                         /s/ Scott Gildea, CPA
                                                         ---------------------
                                                             Scott Gildea, CPA


New York, New York
October 24, 1996